Exhibit 99.1

Rightscorp to Present at the Accredited Members Spring 2014 Small Cap/Micro Cap Conference

Santa Monica, Calif. - June 3, 2014 – Rightscorp (OTCQB: RIHT), the leading provider of monetization services for artists and holders of copyrighted Intellectual Property (IP), announced today that it has been invited to present at the upcoming Accredited Members (AMI) Spring 2014 Small Cap/Micro Cap Conference. The Conference will be held on Tuesday, June 3, 2014 at the Security Service Field in Colorado Springs, Colorado.

Event: Accredited Members (AMI) Conference
Location: Security Service Field (4385 Tutt Blvd. Colorado Springs, CO 80922)
Date: Tuesday, June 3, 2014
Time: 5:30 PM (MT)

Christopher Sabec, CEO of Rightscorp, commented, “We look forward to Rightscorp presenting at this exclusive gathering of investors. Our solution to the multi-billion dollar online copyright infringement problem is to monetize IP for holders of copyrighted content and deliver solid growth to the Company. Our recent accomplishments clearly show how our business is gaining momentum in a manner that any savvy investor should appreciate. We will be highlighting the Company’s latest progress and the value we have created within the industry as we continue to grow and execute on our business model.”

Accredited Members, Inc. is a subscription based microcap equity research company, which has 30 years of experience evaluating and providing proprietary research in the microcap space. For more information about Accredited Members, Inc., go to www.accreditedmembers.com.

To arrange a one-on-one meeting with management, please contact Andrew Haag at rightscorp@irthcommunications.com or 1-866-976-4784.

About Rightscorp, Inc.

Rightscorp (OTCQB: RIHT) is a leading provider of monetization services for artists and holders of copyrighted Intellectual Property (IP). The Company’s patent pending digital loss prevention technology focuses on the infringement of digital content such as music, movies, software, and games and ensures that owners and creators are rightfully paid for their IP. Rightscorp implements existing laws to solve copyright infringements by collecting payments from illegal file sharing activities via notifications sent through Internet Service Providers (ISPs). The Company’s technology identifies copyright infringers, who are offered a reasonable settlement option when compared to the legal liability defined in the Digital Millennium Copyrights Act (DMCA). Based on the fact that 22% of all Internet traffic is used to distribute copyrighted content without permission or compensation to the creators, Rightscorp is pursuing an estimated $2.3 billion opportunity and has monetized major media titles through relationships with industry leaders. http://www.rightscorp.com/

Safe Harbor Statement

This press release may include forward-looking statements. All statements other than statements of historical fact included in this press release, including, without limitation, statements regarding the Company’s anticipated financial position, business strategy and plans and objectives of management of the Company for future operations, are forward-looking statements. When used in this press release, words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” and similar expressions, as they relate to the Company or its management, identify forward-looking statements. Such forward-looking statements are based on the beliefs of the Company’s management as well as assumptions made by and information currently available to the Company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors not limited to, general economic and business conditions, competitive factors, changes in business strategy or development plans, the ability to attract and retain qualified personnel, and changes in legal and regulatory requirements. Such forward-looking statements reflect the current views of the Company with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to the operations, results of operations, growth strategy and liquidity of the Company. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by this paragraph.

For further investor and media information contact:

Andrew Haag
Managing Partner
IRTH Communications
rightscorp@irthcommunications.com
1-866-976-4784